Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

April 30, 2004

Debra J. Richardson, Sr. Vice President

(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman

(515) 273-3552, jmatovina@american-equity.com

D. J. Noble, Chairman

(515) 457-1705, dnoble@american-equity.com

American Equity Investment Life Holding Company Completes
$27 Million Trust Preferred Pool Transaction

WEST DES MOINES, Iowa (April 30, 2004) – American Equity Investment Life Holding Company (NYSE:AEL) announced today that it has issued $27 million of floating-rate trust preferred securities in a trust preferred pool transaction.

The trust preferred securities are not registered under the Securities Act of 1933, as amended, and may not be offered or otherwise sold in the United States absent registration or an applicable exemption from such registration requirements. This announcement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities.  The company’s headquarters are located at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa, 50266.  The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

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